FIRST RELIANCE BANK
AMENDED SUPPLEMENTAL LIFE INSURANCE AGREEMENT

This **AMENDED SUPPLEMENTAL LIFE INSURANCE AGREEMENT** (this "Agreement") is entered into as of this 28 day of December, 2007 by and between First Reliance Bank, a South Carolina-chartered bank (the "Bank"), and F.R. Saunders Jr., its President and Chief Executive Officer (the "Executive"). This Agreement shall append the Split Dollar Policy Endorsement entered into on even date herewith or as subsequently amended, by and between the aforementioned parties.

WHEREAS, to encourage the Executive to remain an employee, the Bank entered into a March 26, 2004 Supplemental Life Insurance Agreement with the Executive, which agreement provides for division of the death proceeds of a life insurance policy or policies on the Executive's life, and

WHEREAS, the Bank and the Executive intend that this Agreement shall amend and restate in its entirety the March 26, 2004 Supplemental Life Insurance Agreement.

NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Officer and the Bank hereby agree as follows.

ARTICLE 1
GENERAL DEFINITIONS

1.1 "**Administrator**" means the administrator described in Article 7.

1.2 "**Disability**" means, because of a medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of at least 12 months, (*x*) the Executive is unable to engage in any substantial gainful activity, or (*y*) the Executive is receiving income replacement benefits for a period of at least three months under an accident and health plan of the employer. Medical determination of disability may be made either by the Social Security Administration or by the provider of an accident or health plan covering employees of the Bank. Upon request of the Administrator, the Executive must submit proof to the Administrator of the Social Security Administration's or provider's determination.

1.3 "**Executive's Interest**" means the benefit set forth in section 2.2.

1.4 "**Insured**" means the Executive.

1.5 "**Insurer**" means each life insurance carrier for which there is a Split Dollar Policy Endorsement attached to this Agreement.

1.6 "**Net Death Proceeds**" means the total death proceeds of the Policy minus the cash surrender value.

1.7 "**Policy**" means the specific life insurance policy or policies issued by the Insurers.

1.8 "**Separation from Service**" means the Executive's service as an executive and independent contractor to the Bank and any member of a controlled group, as defined in section 414 of the Internal Revenue Code of 1986, as amended, terminates for any reason, other than because of a leave of absence approved by the Bank or the Executive's death.

1.9 "**Split Dollar Policy Endorsement**" means the form required by the Administrator or the Insurer to indicate the Executive's interest, if any, in a Policy on such Executive's life.

1.10 "**Termination with Cause**" and "**Cause**" shall have the same meaning specified in any effective severance or employment agreement existing on the date hereof or hereafter entered into between the Executive and the Bank or between the Executive and First Reliance Bancshares, Inc., of which the Bank is a wholly owned subsidiary. If the Executive is not a party to a severance or employment agreement containing a definition of termination with cause, Termination with Cause means the Bank terminates the Executive's employment for any of the following reasons –

(a) the Executive's gross negligence or gross neglect of duties or intentional and material failure to perform stated duties after written notice thereof, or

(b) disloyalty or dishonesty by the Executive in the performance of the Executive's duties, or a breach of the Executive's fiduciary duties for personal profit, in any case whether in the Executive's capacity as a director or officer, or

(c) intentional wrongful damage by the Executive to the business or property of the Bank or its affiliates, including without limitation the reputation of the Bank, which in the judgement of the Bank causes material harm to the Bank or affiliates, or

(d) a willful violation by the Executive of any applicable law or significant policy of the Bank or an affiliate that, in the Bank's judgement, results in an adverse effect on the Bank or the affiliate, regardless of whether the violation leads to criminal prosecution or conviction. For purposes of this Agreement applicable laws include any statute, rule, regulatory order, statement of policy, or final cease-and-desist order of any governmental agency or body having regulatory authority over the Bank, or

(e) the occurrence of any event that results in the Executive being excluded from coverage, or having coverage limited for the Executive as compared to other executives of the Bank, under the Bank's blanket bond or other fidelity or insurance policy covering its directors, officers, or employees, or

(f) the Executive is removed from office or permanently prohibited from participating in the Bank's affairs by an order issued under section 8(e)(4) or section 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), or

(g) conviction of the Executive for or plea of no contest to a felony or conviction of or plea of no contest to a misdemeanor involving moral turpitude, or the actual incarceration of the Executive for 45 consecutive days or more.

ARTICLE 2
POLICY OWNERSHIP/INTERESTS

2.1 Bank Ownership. The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership, except that the Bank shall not sell, surrender, or transfer ownership of a Policy without the Insured's consent so long as the Insured has an interest in the Policy as described in section 2.2. The Bank shall be the beneficiary of all remaining death proceeds of the Policy after the Executive's interest is paid according to section 2.2 below.

2.2 Death Benefit. At the Executive's death the Executive's beneficiary designated in accordance with the Split Dollar Policy Endorsement shall be entitled to the least of (*x*) 100% of the Net Death Proceeds, (*y*) the total death proceeds less the aggregate premiums paid on the Policy by the Bank, net of any outstanding indebtedness to the Insurer, and (*z*) $1,500,000 (the "Executive's Interest"). The Executive shall have the right to designate the beneficiary of the Executive's Interest.

2.3 Option to Purchase. Upon termination of this Agreement, the Bank shall not sell, surrender, or transfer ownership of the Policy without first giving the Executive or the Executive's transferee the option to purchase the Policy for a period of 60 days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy.

2.4 Comparable Coverage. The Bank shall maintain the Policy in full force and effect. The Bank may not amend, terminate, or otherwise abrogate the Executive's interest in the Policy unless the Bank replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement and executes a new split dollar agreement and endorsement for the comparable insurance policy. The Policy or any comparable policy shall be subject to claims of the Bank's creditors.

2.5 Internal Revenue Code Section 1035 Exchanges. The Executive recognizes and agrees that the Bank may after this Agreement is adopted wish to exchange the Policy of life insurance on the Executive's life for another contract of life insurance insuring the Executive's life. Provided that the Policy is replaced (or intended to be replaced) with a comparable policy of life insurance, the Executive agrees to provide medical information and cooperate with medical insurance-related testing required by a prospective insurer for implementing the Policy or, if necessary, for modifying or updating to a comparable insurer.

ARTICLE 3
PREMIUMS

3.1 Premium Payment. The Bank shall pay any premiums due on the Policy.

3.2 Economic Benefit. The Administrator shall annually determine the economic benefit attributable to the Executive based on the life insurance premium factor for the Executive's age multiplied by the aggregate death benefit payable to the Executive's beneficiary. The "life insurance premium factor" is the minimum factor applicable under guidance published pursuant to Treasury Regulation section 1.61-22(d)(3)(ii) or any subsequent authority.

3.3 Imputed Income. The Bank shall impute the economic benefit to the Executive on an annual basis, by adding the economic benefit to the Executive's W-2, or if applicable, Form 1099.

ARTICLE 4
ASSIGNMENT

The Executive may irrevocably assign without consideration all of the Executive's rights and interest in this Agreement to any person, entity, or trust established by the Executive or the Executive's spouse. If the Executive transfers all of the Executive's rights and interest in this Agreement, all of the Executive's rights and interest in the Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in this Agreement.

ARTICLE 5
INSURER

The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

ARTICLE 6
CLAIMS AND REVIEW PROCEDURES

6.1 Claims Procedure. Any person or entity who has not received benefits under this Agreement that he or she believes should be paid (the "claimant") shall make a claim for such benefits as follows –

6.1.1 *Initiation – written claim*. The claimant initiates a claim by submitting to the Administrator a written claim for the benefits. If the claim relates to the contents of a notice received by the claimant, the claim must be made within 60 days after the notice was received by the claimant. All other claims must be made within 180 days after the date of the event that caused the claim to arise. The claim must state with particularity the determination desired by the claimant.

6.1.2 *Timing of Administrator response*. The Administrator shall respond to such claimant within 90 days after receiving the claim. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.

6.1.3 *Notice of decision*. If the Administrator denies part or all of the claim, the Administrator shall notify the claimant in writing of such denial. The Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth –

(a) The specific reasons for the denial,
(b) A reference to the specific provisions of this Agreement on which the denial is based,
(c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,
(d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and
(e) A statement of the claimant's right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), following an adverse benefit determination on review.

6.2 Review Procedure. If the Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Administrator of the denial, as follows –

6.2.1 *Initiation – written request*. To initiate the review, the claimant, within 60 days after receiving the Administrator's notice of denial, must file with the Administrator a written request for review.

6.2.2 *Additional submissions – information access*. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

6.2.3 *Considerations on review*. In considering the review, the Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

6.2.4 *Timing of Administrator response*. The Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.

6.2.5 *Notice of decision*. The Administrator shall notify the claimant in writing of its decision on review. The Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth –

(a) The specific reasons for the denial,
(b) A reference to the specific provisions of the Agreement on which the denial is based,
(c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and
(d) A statement of the claimant's right to bring a civil action under ERISA section 502(a).

ARTICLE 7
ADMINISTRATION OF AGREEMENT

7.1 Administrator Duties. This Agreement shall be administered by an Administrator, which shall consist of the board or such committee as the board shall appoint. The Executive may not be a member of the Administrator. The Administrator shall have the discretion and authority to (*x*) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (*y*) decide or resolve any and all questions that may arise, including interpretations of this Agreement.

7.2 Agents. In the administration of this Agreement, the Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Bank.

7.3 Binding Effect of Decisions. The decision or action of the Administrator concerning any question arising out of the administration, interpretation, and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

7.4 Indemnity of Administrator. The Bank shall indemnify and hold harmless the members of the Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Administrator or any of its members.

7.5 Information. To enable the Administrator to perform its functions, the Bank shall supply full and timely information to the Administrator on all matters relating to the date and circumstances of the retirement, death, or Separation from Service of the Executive and such other pertinent information as the Administrator may reasonably require.

ARTICLE 8
GENERAL LIMITATIONS

8.1 Termination with Cause. Despite any contrary provision of this Agreement, this Agreement shall terminate and the Executive's beneficiary or beneficiaries shall be entitled to no benefits under this Agreement if the Executive's Separation from Service is a Termination with Cause.

8.2 Removal. If the Executive is removed from office or permanently prohibited from participating in the Bank's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

8.3 Default. Despite any contrary provision of this Agreement, if the Bank is in "default" or "in danger of default," as those terms are defined in section 3(x) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(x), all obligations under this Agreement shall terminate.

8.4 FDIC Open-Bank Assistance. All obligations under this Agreement shall terminate, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, when the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Federal Deposit Insurance Act section 13(c). 12 U.S.C. 1823(c). Rights of the parties that have already vested shall not be affected by such action, however.

ARTICLE 9
MISCELLANEOUS

9.1 Termination. This Agreement shall terminate (*x*) upon distribution of death benefits in accordance with section 2.2, (*y*) when the Executive enters into gainful employment with any entity other than the Bank after Separation from Service because of Disability, or (*z*) as provided in Article 8.

9.2 Binding Effect. This Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators, and transferees, and any Policy beneficiary.

9.3 Amendment. This Agreement may be amended solely by a written agreement signed by the Bank and by the Executive.

9.4 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or

indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement had no succession occurred.

9.5 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee or interfere with the Executive's right to terminate employment at any time.

9.6 Applicable Law. This Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of South Carolina, except to the extent preempted by the laws of the United States of America.

9.7 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive concerning the subject matter. No rights are granted to the Executive by this Agreement other than those specifically set forth. This Agreement amends and restates in its entirety the March 26, 2004 Supplemental Life Insurance Agreement.

9.8 Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of the provision not held invalid and the remainder of the provision together with all other provisions of this Agreement shall continue in full force and effect to the full extent consistent with law.

9.9 Headings. Caption headings and subheadings herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

9.10 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Bank at the time of the delivery of such notice, and properly addressed to the Bank if addressed to the Board of Directors, First Reliance Bank, 2170 West Palmetto Street, Florence, South Carolina 29501.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have executed this Agreement as of the date first written above.

EXECUTIVE:

F.R. Saunders Jr.

BANK:
First Reliance Bank

By:

Its: SVP /CFO

AGREEMENT TO COOPERATE WITH INSURANCE UNDERWRITING INCIDENT TO INTERNAL REVENUE CODE SECTION 1035 EXCHANGE

I acknowledge that I have read the Amended Supplemental Life Insurance Agreement and agree to be bound by its terms, particularly the covenant on my part set forth in section 2.5 of the Amended Supplemental Life Insurance Agreement to provide medical information and cooperate with medical insurance-related testing required by an insurer to issue a comparable insurance policy to cover the benefit provided under this Amended Supplemental Life Insurance Agreement.

Witness

F.R. Saunders Jr.

SPLIT DOLLAR POLICY ENDORSEMENT

Insured:	F.R. Saunders Jr.
Insurer:	New York Life Insurance Company
Policy No.:	56607364

According to the terms of the First Reliance Bank Amended Supplemental Life Insurance Agreement dated as of December 28, 2007, the undersigned Owner requests that the above-referenced policy issued by the Insurer provide for the following beneficiary designation and limited contract ownership rights to the Insured:

1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of the Owner's interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner as to the amount of proceeds it is entitled to receive under this paragraph.

2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:

FR Saunders Jr Irrevocable Trust

PRIMARY BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

CONTINGENT BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

The exclusive rights to change the beneficiary for the proceeds payable under this paragraph and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise the rights. The Owner retains all contract rights not granted to the Insured under this paragraph.

3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.

4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.

5. This Split Dollar Policy Endorsement supersedes and replaces all prior endorsements of the Insured relating to the above-referenced policy issued by the Insurer.

6. The exercise by the Owner of the right to surrender the policy shall terminate the rights of the Insured.

7. The Owner of the policy is First Reliance Bank. The Owner alone may exercise all policy rights, except that the Owner will not have the rights specified in paragraph 2 of this Split Dollar Policy Endorsement.

The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is executed.

Signed at Florence, South Carolina this 28th day of December, 2007.

INSURED:

[signature]

F.R. Saunders Jr.

OWNER:
First Reliance Bank

By: [signature]

Its: SVP/CFO

SPLIT DOLLAR POLICY ENDORSEMENT

Insured: F.R. Saunders Jr.
Insurer: Clarica Life - US
Policy No.: 686052

According to the terms of the First Reliance Bank Amended Supplemental Life Insurance Agreement dated as of December 28 2007, the undersigned Owner requests that the above-referenced policy issued by the Insurer provide for the following beneficiary designation and limited contract ownership rights to the Insured:

1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of the Owner's interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner as to the amount of proceeds it is entitled to receive under this paragraph.

2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:

FR Saunders Jr Irrevocable Trust

PRIMARY BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

CONTINGENT BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

The exclusive rights to change the beneficiary for the proceeds payable under this paragraph and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise the rights. The Owner retains all contract rights not granted to the Insured under this paragraph.

3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.

4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.

5. This Split Dollar Policy Endorsement supersedes and replaces all prior endorsements of the Insured relating to the above-referenced policy issued by the Insurer.

6. The exercise by the Owner of the right to surrender the policy shall terminate the rights of the Insured.

7. The Owner of the policy is First Reliance Bank. The Owner alone may exercise all policy rights, except that the Owner will not have the rights specified in paragraph 2 of this Split Dollar Policy Endorsement.

The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is executed.

Signed at Florence, South Carolina this 28th day of December, 2007.

INSURED:

F.R. Saunders Jr.

OWNER:
First Reliance Bank

By:

Its: SVP/CFO

SPLIT DOLLAR POLICY ENDORSEMENT

Insured: F.R. Saunders Jr.
Insurer: Life Investors Insurance Company of America
Policy No.: 260016140

According to the terms of the First Reliance Bank Amended Supplemental Life Insurance Agreement dated as of December 28, 2007, the undersigned Owner requests that the above-referenced policy issued by the Insurer provide for the following beneficiary designation and limited contract ownership rights to the Insured:

1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of the Owner's interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner as to the amount of proceeds it is entitled to receive under this paragraph.

2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:

FR Saunders Jr Irrevocable Trust

PRIMARY BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

____

CONTINGENT BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

The exclusive rights to change the beneficiary for the proceeds payable under this paragraph and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise the rights. The Owner retains all contract rights not granted to the Insured under this paragraph.

3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.

4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.

5. This Split Dollar Policy Endorsement supersedes and replaces all prior endorsements of the Insured relating to the above-referenced policy issued by the Insurer.

6. The exercise by the Owner of the right to surrender the policy shall terminate the rights of the Insured.

7. The Owner of the policy is First Reliance Bank. The Owner alone may exercise all policy rights, except that the Owner will not have the rights specified in paragraph 2 of this Split Dollar Policy Endorsement.

The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is executed.

Signed at Florence, South Carolina this 29th day of December, 2007.

INSURED:

[signature]

F.R. Saunders Jr.

OWNER:
First Reliance Bank

By: [signature]

Its: SVP/CFO